I.D. Systems Reports Fourth Quarter and Full Year 2018 Results

2018 Revenues Up 30% from Prior Year to Record $53.1 Million

Woodcliff Lake, NJ — March 6, 2019 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management and Industrial Internet of Things (IoT) technology, reported results for the fourth quarter and full year ended December 31, 2018.

“2018 was another solid year for I.D. Systems,” said I.D. Systems CEO, Chris Wolfe. “The successful execution of our various growth and efficiency initiatives resulted in the achievement of several financial milestones, including record revenue, recurring revenue and gross profit. Additionally, the efficiency initiatives also helped us to achieve essentially adjusted EBITDA breakeven for the year, as well as maintain a strong balance sheet with $15 million of cash and cash equivalents and marketable securities.

“The 30% increase in our topline in 2018 was primarily driven by strong growth in our Connected Vehicle Solutions business as we successfully delivered the first 50,000 systems to Avis Budget Group as well as growth in our Industrial Truck Management business. Following the successful deployment of the initial phase, we secured a new order in December from Avis for 75,000 additional systems, which is the largest order in our company’s history. In addition to this milestone, we experienced solid traction in our other businesses as well, highlighted by the three agreements we secured in our Logistics Visibility Solutions business during the fourth quarter, along with pursuing large contracts in our Industrial Truck Management business, including the contract with Jungheinrich for several thousand units, which we signed in early 2019.

“The significant operational progress we achieved in 2018, along with our building sales momentum, has positioned us exceptionally well in 2019. Over the coming year, we plan to leverage our market leadership, innovative technology and expanded product portfolio to capitalize on the abundant growth opportunities on the horizon.”

Fourth Quarter 2018 Financial Results

Revenue increased 3% to $11.5 million from $11.2 million in same year-ago period. The increase was primarily due to higher Industrial Truck Management revenue.

Recurring revenue increased 11% to $5.0 million from $4.5 million in the same year-ago period.

Gross profit increased 9% to $6.1 million (53% of total revenue) from $5.6 million (50% of total revenue) in the same year-ago period. The improvement in gross profit margin was primarily due to an increase in high margin recurring revenue.

Selling, general and administrative expenses were $7.1 million, compared to $5.7 million in the same year-ago period. The increase was primarily due to costs related to a litigation settlement and acquisition-related costs, which amounted to $1.3 million in aggregate. Excluding those non-recurring costs, selling, general and administrative expenses for the fourth quarter of 2018 were $5.8 million.

Research and development expenses were $1.9 million, compared to $1.1 million in the same year-ago period. The increase in research and development expenses was primarily due to reallocation of internal product development resources to cost of services in 2017 for the development program for Avis Budget Group as well as continued investment in the Logistics Visibility products.

Adjusted EBITDA loss, a non-GAAP metric, totaled $595,000 or $(0.03) per basic and diluted share (based on 17.6 million weighted average shares outstanding), compared to an adjusted EBITDA loss of $101,000 or $(0.01) per basic and diluted share (based on 16.9 million weighted average shares outstanding) in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

Net loss totaled $2.8 million or $(0.16) per basic and diluted share (based on 17.6 million weighted average shares outstanding), compared to net loss of $874,000 or $(0.05) per basic and diluted share in the same year-ago period (based on 16.9 million weighted average shares outstanding).

At quarter-end, the company had $15.0 million in cash, cash equivalents and marketable securities.

Full Year 2018 Financial Results

Revenue increased 30% to a record $53.1 million from $41.0 million in same year-ago period. The increase was primarily due to higher Connected Vehicle Solutions and Industrial Truck Management revenue.

Recurring revenue increased 4% to $19.5 million from $18.8 million in the same year-ago period.

Gross profit increased 23% to $25.8 million (49% of total revenue) from $20.9 million (51% of total revenue) in the same year-ago period. The increase in gross profit was primarily due to higher total revenue in 2018 compared to the prior year. The decrease in gross profit margin was primarily due to deliveries of Connected Vehicle Solutions hardware, which have lower upfront margins, but grow over time making for high lifecycle profitability over the contract term.

Selling, general and administrative expenses were $24.7 million, compared to $20.5 million in the same year-ago period. The increase was primarily due to the inclusion of expenses from Keytroller, which were absent in the first half of 2017 and higher sales and marketing expenses related to the company’s introduction of new Logistics Visibility Solutions products, as well as the settlement of litigation and acquisition-related costs. Excluding the litigation settlement and acquisition-related costs, selling, general and administrative expenses for 2018 were $22.9 million.

Research and development expenses were $6.9 million, compared to $4.5 million in the same year-ago period. The increase in research and development expenses was primarily due to reallocation of internal product development resources to cost of services in 2017 for the development program for Avis Budget Group as well as continued investment in the Logistics Visibility products.

Adjusted EBITDA loss totaled $23,000 or $(0.00) per basic and diluted share (based on 17.2 million weighted average shares outstanding), an improvement from an adjusted EBITDA loss of $577,000 or $(0.04) per basic and diluted share (based on 15.0 million weighted average shares outstanding) in the same year-ago period.

Net loss totaled $5.8 million or $(0.34) per basic and diluted share (based on 17.2 million weighted average shares outstanding), compared to net loss of $3.9 million or $(0.26) per basic and diluted share in the same year-ago period (based on 15.0 million weighted average shares outstanding).

Investor Conference Call

I.D. Systems management will discuss these results and business outlook on a conference call today (Wednesday, March 6, 2019) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Conference ID: 2932238

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and adjusted EBITDA per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018

Net loss	$(874,000)	$(2,809,000)	$(3,870,000)	$(5,812,000)
Interest (income) expense, net	10,000	(22,000)	89,000	(89,000)
Other (income) expense, net	-	12,000	1,000	165,000
Income tax (benefit) expense	(311,000)	-	(311,000)	-
Depreciation and amortization	390,000	387,000	1,132,000	1,561,000
Stock-based compensation	584,000	505,000	2,437,000	2,163,000
Foreign currency translation losses	(50,000)	68,000	(456,000)	214,000
Litigation expenses and settlement	-	836,000	-	968,000
Acquisition-related fees	150,000	428,000	401,000	807,000

Adjusted EBITDA	$(101,000)	$(595,000)	$(577,000)	$(23,000)

Non-GAAP adjusted EBITDA per share - basic and diluted	$(0.01)	$(0.03)	$(0.04)	$(0.00)

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial vehicles, rental cars, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contact

Ned Mavrommatis, CFO

ned@id-systems.com

(201) 996-9000

Investor Contact

Matt Glover

Liolios

IDSY@liolios.com

(949) 574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018
	(Unaudited)	(Unaudited)		(Unaudited)
Revenue:
Products	$6,353,000	$7,171,000	$23,552,000	$36,897,000
Services	4,814,000	4,320,000	17,406,000	16,167,000

	11,167,000	11,491,000	40,958,000	53,064,000
Cost of revenue:
Cost of products	3,736,000	4,101,000	13,453,000	22,638,000
Cost of services	1,822,000	1,266,000	6,578,000	4,628,000

	5,558,000	5,367,000	20,031,000	27,266,000

Gross profit	5,609,000	6,124,000	20,927,000	25,798,000

Operating expenses:
Selling, general and administrative expenses	5,718,000	7,061,000	20,480,000	24,671,000
Research and development expenses	1,066,000	1,882,000	4,538,000	6,863,000

	6,784,000	8,943,000	25,018,000	31,534,000

Loss from operations	(1,175,000)	(2,819,000)	(4,091,000)	(5,736,000)
Interest income	84,000	45,000	253,000	262,000
Interest expense	(94,000)	(23,000)	(342,000)	(173,000)
Other income	-	(12,000)	(1,000)	(165,000)

Net loss before income taxes	(1,185,000)	(2,809,000)	(4,181,000)	(5,812,000)

Income tax benefit - sale of NJ R&D tax credits	311,000	-	311,000	-

Net loss	$(874,000)	$(2,809,000)	$(3,870,000)	$(5,812,000)

Net loss per share - basic and diluted	$(0.05)	$(0.16)	$(0.26)	$(0.34)

Weighted average common shares outstanding - basic and diluted	16,890,000	17,564,000	14,961,000	17,233,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	As of December 31,
	2017	2018
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,097,000	$10,159,000
Restricted cash	306,000	307,000
Investments - short term	1,201,000	394,000
Accounts receivable	8,746,000	9,247,000
Financing receivables	1,295,000	1,036,000
Inventory, net	4,586,000	4,649,000
Deferred costs - current	4,296,000	3,660,000
Prepaid expenses and other current assets	3,627,000	3,208,000

Total current assets	29,154,000	32,660,000

Investments - long term	10,278,000	4,131,000
Financing receivables - less current portion	1,557,000	1,254,000
Deferred costs - less current portion	4,302,000	5,409,000
Fixed assets, net	2,747,000	2,149,000
Goodwill	7,318,000	7,318,000
Intangible assets, net	5,417,000	4,705,000
Other assets	159,000	177,000
	$60,932,000	$57,803,000

LIABILITIES
Current liabilities:
Short-term borrowings	$-	$-
Accounts payable and accrued expenses	7,440,000	8,027,000
Deferred revenue - current	9,711,000	7,902,000
Acquisition related contingent consideration - current	1,923,000	946,000

Total current liabilities	19,074,000	16,875,000

Deferred revenue - less current portion	7,738,000	9,186,000
Acquisition related contingent consideration - less current portion	854,000	-
Deferred rent	295,000	208,000

	27,961,000	26,269,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	183,000	192,000
Additional paid-in capital	133,569,000	138,693,000
Accumulated deficit	(95,368,000)	(101,180,000)
Accumulated other comprehensive loss	(578,000)	(435,000)
Treasury stock	(4,835,000)	(5,736,000)

Total stockholders’ equity	32,971,000	31,534,000
Total liabilities and stockholders’ equity	$60,932,000	$57,803,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

	Year Ended December 31,
	2017	2018
		(Unaudited)
Cash flows from operating activities (net of net assets acquired):
Net loss	$(3,870,000)	$(5,812,000)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Inventory reserve	313,000	321,000
Stock based compensation expense	2,437,000	2,163,000
Depreciation and amortization	1,132,000	1,561,000
Bad debt expense	115,000	31,000
Change in contingent consideration	94,000	169,000
Other non-cash items	(69,000)	85,000
Changes in:
Accounts receivable	1,597,000	(554,000)
Financing receivables	1,344,000	562,000
Inventory	87,000	(384,000)
Prepaid expenses and other assets	(138,000)	401,000
Deferred costs	1,790,000	(471,000)
Deferred revenue	186,000	(361,000)
Accounts payable and accrued expenses	(1,099,000)	587,000

Net cash provided by (used in) operating activities	3,919,000	(1,702,000)

Cash flows from investing activities:
Acquisition	(7,373,000)	-
Capital expenditures	(386,000)	(251,000)
Purchases of investments	(11,083,000)	(3,235,000)
Proceeds from the sale and maturities of investments	1,113,000	10,082,000

Net cash (used in) provided by investing activities	(17,729,000)	6,596,000

Cash flows from financing activities:
Net proceeds from underwritten public offering	16,065,000	-
Borrowings under revolving credit facility	11,655,000	-
Repayments under revolving credit facility	(14,648,000)	-
Proceeds from exercise of stock options	1,277,000	721,000
Common stock repurchased	-	(652,000)

Net cash provided by financing activities	14,349,000	69,000

Effect of foreign exchange rate changes on cash and cash equivalents	(413,000)	100,000
Net increase in cash, cash equivalents and restricted cash	126,000	5,063,000
Cash, cash equivalents and restricted cash - beginning of period	5,277,000	5,403,000

Cash, cash equivalents and restricted cash - end of period	$5,403,000	$10,466,000